SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 25, 2001

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                        CROSS MEDIA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)




             Delaware                      0-25435                13-4042921
 (State or other jurisdiction of    (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)




         410 Park Avenue, Suite 830
             New York, New York                                      10022
  (Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901

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Item 5.  Other Events.

Series C Mandatorily Redeemable Convertible Preferred Stock

         By agreement dated January 25, 2001, the holders (the "Series C Holders") of the Company's outstanding Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Shares"), agreed to further extend the mandatory redemption date of the Series C Shares from January 26, 2001 until February 15, 2001 and to waive any default arising out of the Company's failure to redeem such shares prior to February 15, 2001. The Series C Holders also agreed that they would immediately convert their Series C Shares at the conversion price of $1.00 per share (subject to anti-dilution adjustments) if
(i) the Company has redeemed at least fifty percent (50%) of the outstanding Series C Shares on or before February 15, 2001 and (ii) the closing price of the Common Stock on the American Stock Exchange on the date prior to the date of such redemption is not less than $1.75 per share.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 31, 2001                   CROSS MEDIA MARKETING CORPORATION


                                            By: /s/ Ronald Altbach
                                               ---------------------------------
                                               Name:  Ronald Altbach
                                               Title: Chairman and Chief
                                                      Executive Officer